Exhibit (d)(32)

SUPPLEMENT TO

INVESTMENT ADVISORY CONTRACT

PIMCO Funds

840 Newport Center Drive

Newport Beach, California 92660

February 27, 2007

Pacific Investment Management Company LLC

840 Newport Center Drive

Newport Beach, California 92660

RE: PIMCO Income Fund (the “Fund”)

Dear Sirs:

As provided in the Investment Advisory Contract between PIMCO Funds (the “Trust”) and Pacific Investment Management Company LLC (the “Adviser”) dated May 5, 2000 (as restated August 19, 2003) (the “Contract”), the parties may amend the Contract to add additional series of the Trust, under the same terms and conditions as set forth in the Contract, and at a fee rate set forth in Exhibit A to the Contract, as may be amended from time to time.

The Trust and the Adviser hereby agree to amend the Contract as of the date hereof to add the Fund to Exhibit A. Accordingly, the current Exhibit A is replaced with the new Exhibit A attached hereto.

The Declaration of Trust establishing the Trust, as amended and restated effective March 31, 2000, a copy of which, together with all amendments thereto (the “Declaration”), is on file in the Office of the Secretary of the Commonwealth of Massachusetts, provides that the name “PIMCO Funds” refers to the trustees under the Declaration collectively as trustees and not as individuals or personally, and that no shareholder, trustee, officer, employee or agent of the Trust shall be subject to claims against or obligations of the Trust to any extent whatsoever, but that the Trust estate only shall be liable.

Investment Advisory Contract

EXHIBIT A

(as of February 26-27, 2007)

PIMCO Funds

Fund	Investment Advisory Fee	Fund	Investment Advisory Fee
All Asset Fund*	0.175%	Investment Grade Corporate Bond Fund	0.25%
All Asset All Authority Fund*	0.20%	Japanese StocksPLUS TR Strategy Fund*	0.50%
California Intermediate Municipal Bond Fund	0.225%	Liquid Assets Fund	0.10%
California Short Duration Municipal Income Fund	0.20%	Loan Obligation Fund	0.25%
Commercial Mortgage Securities Fund	0.40%	Long Duration Fund	0.25%
CommodityRealReturn Strategy Fund	0.49%	Long Duration Total Return Fund	0.25%
Convertible Fund	0.40%	Long-Term U.S. Government Fund	0.225%
Developing Local Markets Fund	0.45%	Low Duration Fund	0.25%
Diversified Income Fund	0.45%	Low Duration Fund II	0.25%
Emerging Local Bond Fund	0.45%	Low Duration Fund III	0.25%
Emerging Markets Bond Fund	0.45%	Moderate Duration Fund	0.25%
European StocksPLUS TR Strategy Fund*	0.50%	Money Market Fund	0.12%
Extended Duration Fund	0.25%	Municipal Bond Fund	0.225%
Far East (Ex-Japan) StocksPLUS TR Strategy Fund*	0.50%	New York Municipal Bond Fund	0.225%
Floating Income Fund	0.30%	Real Return Fund	0.25%
Foreign Bond Fund (U.S. Dollar-Hedged)	0.25%	Real Return Asset Fund	0.35%
Foreign Bond Fund (Unhedged)	0.25%	RealEstateRealReturn Strategy Fund	0.49%
Fundamental IndexPLUS Fund	0.45%	Short Duration Municipal Income Fund	0.20%
Fundamental IndexPLUS TR Fund	0.54%	Short-Term Fund	0.25%
Global Bond Fund (Unhedged)	0.25%	Small Cap StocksPLUS TR Fund	0.49%
Global Bond Fund (U.S. Dollar-Hedged)	0.25%	StocksPLUS Fund*	0.30%
GNMA Fund	0.25%	StocksPLUS Municipal-Backed Fund*	0.39%
High Yield Fund	0.25%	StocksPLUS TR Short Strategy Fund	0.49%
High Yield Municipal Bond Fund	0.30%	StocksPLUS Total Return Fund*	0.44%
Income Fund	0.25%	Total Return Fund	0.25%
International StocksPLUS TR Strategy Fund (U.S. Dollar-Hedged)*	0.50%	Total Return Fund II	0.25%
International StocksPLUS TR Strategy Fund (Unhedged)	0.44%	Total Return Fund III	0.25%
		Total Return Mortgage Fund	0.25%

Private Account Portfolio Series

Portfolio	Investment Advisory Fee	Portfolio	Investment Advisory Fee
Asset-Backed Securities Portfolio	0.02%	Mortgage Portfolio II	0.02%
Asset-Backed Securities Portfolio II	0.02%	Municipal Sector Portfolio	0.02%
Emerging Markets Portfolio	0.02%	Opportunity Portfolio	0.02%
Developing Local Markets Portfolio	0.02%	Real Return Portfolio	0.02%
High Yield Portfolio	0.02%	Short-Term Portfolio	0.02%
International Portfolio	0.02%	Short-Term Portfolio II	0.02%
Investment Grade Corporate Portfolio	0.02%	U.S. Government Sector Portfolio	0.02%
Mortgage Portfolio	0.02%	U.S. Government Sector Portfolio II	0.02%

*	Reflects a fee reduction effective October 1, 2006.

If the foregoing correctly sets forth the Contract between the Trust and the Adviser, please so indicate by signing, dating and returning to the Trust the enclosed copy hereof.

Very truly yours,

PIMCO FUNDS

By:	/s/ Ernest L. Schmider
Title:	President
Date:	February 27, 2007

ACCEPTED:

PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

By:	/s/ Brent R. Harris
Title:	Managing Director
Date:	February 27, 2007